                              EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement") is made and entered into May 15, 2001, by and between Daniel P. Foley (the "Executive"), and Bellwether Exploration Company, a Delaware corporation (the "Company"), and the effective date of which shall be the date (the "Effective Date") on which the Effective Time occurs, as such term is defined in the Agreement and Plan of Merger dated as of January 24, 2001 between Bargo Energy Company and the Company (the "Merger Agreement").

                              W I T N E S S E T H:

        WHEREAS, the Company wishes to employ the Executive as the Senior Vice President - Corporate Finance and to perform services incident to such position for the Company, and the Executive wishes to be so employed by the Company, all upon the terms and conditions hereinafter set forth:

        NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. Employment and Term. The Company hereby employs the Executive to serve as the Senior Vice President - Corporate Finance of the Company. The term of this Agreement (the "Term of this Agreement") shall be effective as of the Effective Date and shall terminate thirty-six (36) months from the date hereof (the "Termination Date"), unless earlier terminated by either party hereto in accordance with the provisions of Section 5 hereof; provided, however, that beginning on the third anniversary date of the Effective Date and on each anniversary date of the Effective Date thereafter, the Term of this Agreement shall be automatically extended one additional year unless either party shall give written notice to the other at least six months prior to such anniversary of the Effective Date that the Term of this Agreement shall cease to be so extended. During the term of this Agreement, the terms of employment shall be as set forth herein unless modified by the Executive and the Company in accordance with the provisions of Section 11 hereof. The Executive hereby agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter set forth.

        2. Position and Responsibilities. The Executive shall serve as the Senior Vice President - Corporate Finance of the Company and shall report to, and be subject to the general direction and control of, the President and Chief Financial Officer of the Company. The Executive shall have other obligations, duties, authority and power to do all acts and things as are customarily done by a person holding the same or equivalent position or performing duties similar to those to be performed by executives in corporations of similar size to the Company and shall perform such managerial duties and responsibilities for the Company as may reasonably be assigned to him by the President and Chief Financial Officer of the Company. Unless otherwise agreed to by the Executive, the Executive shall be based at the Company's principal executive offices located in the greater Houston, Texas metropolitan area.

        3. Extent of Service. The Executive shall devote his full business time and attention to the business of the Company.

        4.      Compensation.

                (a) In consideration of the services to be rendered by the Executive to the Company, the Company will pay the Executive a salary ("Salary") of $250,000.00 per year during the Term of this Agreement. Such Salary will be payable in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. From time to time during the Term of this Agreement, the amount of the Executive's Salary may be increased by, and at the sole discretion of, the Compensation Committee of the Company's Board of Directors, which shall review the Executive's Salary no less regularly than annually.

                (b) The Company shall grant the Executive an option to purchase 150,000 shares of common stock of the Company at an exercise price per share equal to the closing price of a share of Company common stock on the Effective Date. Such Option shall vest 33.4% on the Effective Date of this Agreement and the remainder in two equal amounts on each of the first and second anniversary dates of the Effective Date. The term of the Option shall be ten years from the date of grant subject to the provisions of paragraph 5(f)(i) hereof.

                (c) Any cash and/or stock bonuses paid to the Executive shall be based on performance and be at the sole discretion of the Compensation Committee of the Company's Board of Directors; provided, however, in the event such cash and/or stock bonuses shall be paid to the Executive, it shall be no less than 50% of Executive's then existing current salary.

                (d) During the term of this Agreement, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations, entertainment and the like incurred by him in connection with the business of the Company upon submission by him of an appropriate statement documenting such expenses as required by the Internal Revenue Code of 1986, as amended (the "Code").

                (e) The Executive shall be entitled to four (4) weeks of paid vacation during each calendar year during the term of this Agreement. Vacation shall accrue commencing on the first day of each calendar year or such proportionate part of such year computed from the date first above written. The Company shall pay the Executive for any accrued but unused portion of vacation and any such unused portion of vacation shall not be carried forward to the next year.

                (f) During the term of this Agreement, the Executive shall be entitled to participate in and to receive all rights and benefits under any life, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the term of this Agreement. The Executive shall also be entitled to participate in and to receive all rights and benefits under any plan or program adopted by the Company for any other or group of other executive employees of the Company, including without limitation, the rights and benefits under the directors' and

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officers' liability insurance currently in place under the Company's insurance program for the directors and officers of the Company.

                (g) During the term of this agreement, the Executive shall be entitled to receive a car allowance of $500.00 per month and one parking space shall be provided to the Executive by the Company.

        5.      Termination.

                (a) Termination by Company; Discharge for Cause. The Company shall be entitled to terminate this Agreement and the Executive's employment with the Company at any time and for whatever reason; or at any time for "Cause" (as defined below) by written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following reasons: (i) the willful failure or refusal of the Executive to render services to the Company in accordance with his obligations under this Agreement, including, without limitation, the failure or refusal of the Executive to comply with the work rules, policies, procedures, and directives as established by the Board of Directors and consistent with this Agreement; such failure or refusal to be uncured and continuing for a period of not less than fifteen (15) days after notice outlining the situation is given by the Company to the Executive; (ii) the commission by the Executive of an act of fraud or embezzlement; (iii) the commission by the Executive of any other action with the intent to injure the Company; (iv) the Executive having been convicted of a felony or a crime involving moral turpitude; (v) the Executive having misappropriated the property of the Company; (vi) the Executive having engaged in personal misconduct which materially injures the Company; or (vii) the Executive having willfully violated any law or regulation relating to the business of the company which results in material injury to the Company. In the event of the Executive's termination by the Company for Cause hereunder, the Executive shall be entitled to no severance or other termination benefits except for any unpaid Salary accrued through the date of termination. A termination of this Agreement by the Company without Cause pursuant to this Section 5(a) shall entitle the Executive to the Severance Payment and other benefits specified in Section 5(f) hereof.

                (b) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Executive or his estate except that the Company shall pay to the Executive's estate that portion of his Salary and benefits accrued through the date of death. All such payments to the Executive's estate shall be made in the same manner and at the same time as the Executive's Salary.

                (c) Disability. If during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder for a period of 60 consecutive days by reason of disability, then the Company, on 30 days' prior written notice to the Executive, may terminate this Agreement. For purposes of this Agreement, the Executive shall be deemed to have become disabled when the Board of Directors of the Company, upon verification by a physician designated by the Company, shall have determined that the Executive has become physically or mentally unable (excluding infrequent and temporary absences due to ordinary illness) to

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perform the essential functions of his duties under this Agreement with reasonable accommodation. In the event of a termination pursuant to this paragraph (c), the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Executive or his estate in the event of his subsequent death, that portion of the Executive's Salary and benefits accrued through the date of such termination. All such payments to the Executive or his estate shall be made in the same manner and at the same time as his Salary would have been paid to him had he not become disabled.

                (d) Termination for Good Reason. The Executive shall be entitled to terminate this Agreement and his employment with the Company under this Agreement at any time upon thirty (30) days written notice to the Company for "Good Reason" (as defined below). The Executive's termination of employment shall be for "Good Reason" if such termination is a result of any of the following events:

                        (i) The Executive is assigned any responsibilities or duties materially inconsistent with his position, duties, responsibilities and status with the Company as in effect at the date of this Agreement or as may be assigned to the Executive pursuant to Section 2 hereof; or his title or offices as in effect at the date of this Agreement or as the Executive may be appointed or elected to in accordance with Section 2 are changed; or the Executive is required to report to or be directed by any person other than the President and Chief Financial Officer of the Company;

                        (ii) there is a reduction in the Salary (as such Salary shall have been increased from time to time) payable to the Executive pursuant to Section 4(a) hereof;

                        (iii) failure by the Company or any successor to the Company or its assets to continue to provide to the Executive any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which the Executive was entitled to participate in as at the date of this Agreement or subsequent thereto, or the taking by the Company of any action that materially and adversely affects the Executive's participation in or materially reduces his rights or benefits under or pursuant to any such plan or the failure by the Company to increase or improve such rights or benefits on a basis consistent with practices in effect prior to the date of this Agreement or with practices implemented and subsequent to the date of this Agreement with respect to the executive employees of the Company generally, which ever is more favorable to the Executive, but excluding such action that is required by law;

                        (iv) without Executive's consent, the Company requires the executive to relocate to any city or community other than the Houston, Texas metropolitan area, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations under this Agreement; or

                        (v) there is any material breach by the Company of any provision of this Agreement.

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                Upon the Executive's termination of this Agreement for Good
Reason, the Executive shall be entitled to the Severance Payment and other benefits specified in Section 5(f) hereof.

                (e) Voluntary Termination. Notwithstanding anything to the contrary herein, the Executive shall be entitled to voluntarily terminate this Agreement and his employment with the Company at his discretion upon thirty (30) days written notice to such effect. In such event, the Executive shall not be entitled to any further compensation other than any unpaid Salary and benefits accrued through the date of termination. At the Company's option, the Company may pay to the Executive the salary and benefits that the Executive would have received during such thirty (30) day period in lieu of requiring the Executive to remain in the employment of the Company for such thirty (30) day period.

                (f) Termination Benefits Upon Involuntary Termination or Termination for Good Reason. In the event that (i) the Company terminates this Agreement and the Executive's employment with the Company for any reason other than for Cause (as defined in Section 5(a) hereof) or the death or disability (as defined in Section 5(c) hereof) of the Executive, or (ii) the Executive terminates this Agreement and his employment with the Company for Good Reason (as set forth in Section 5(d) hereof), then the Company shall pay the Executive, within thirty (30) days after the date of termination, an amount equal to (x) two (2) times the Executive's highest annual Salary in existence at any time during the last two (2) years of employment immediately preceding the date of termination, plus (y) two (2) times the highest annual bonus paid to the Executive during such two-year period, provided, however, in the event of termination pursuant to this subsection (f) prior to the receipt by Executive of a bonus, an annual bonus of $125,000.00 shall be imputed for purposes of computing the Severance Payment defined in this subsection, minus applicable withholding and authorized salary reductions, if any (the "Severance Payment"). In addition, following such termination, the Executive shall be entitled to the following benefits (collectively, the "Additional Benefits");

                        (i) immediate vesting of any of the Executive's outstanding options to purchase securities of the Company which were not vested by their own terms on the date of termination and the extension of the Executive's right to exercise all the Executive's options to purchase securities of the Company for a period equal to the lesser of (A) one (1) year following the date of termination or (B) the remaining term of the applicable option;

                        (ii) continued coverage, at the Executive's cost, under the Company's group health plan for the applicable coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") but only if Executive elects such COBRA continuation in accordance with the time limits and in the applicable COBRA regulations; and

                        (iii) an amount, in cash, equal to the sum of (A) any unreimbursed expenses incurred by the Executive in the performance of his duties hereunder through the date of termination, plus (B) any accrued and unused vacation time or other unpaid benefits as of the date of termination.

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                Notwithstanding anything in this Agreement to the contrary, if any payment to Executive in respect of a Company stock-based award would give rise to a short-swing profit liability to Executive under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), then both the payment and the entitlement to payment thereof shall automatically be deferred until the earliest date at which the payment of such benefit would not result in a short-swing profit liability to Executive.

                The parties agree that, because there can be no exact measure of the damages which would occur to the Executive as a result of termination of employment, such payments contemplated in this Section 5(f) shall be deemed to constitute liquidated damages and not a penalty and the Company agrees that the Executive shall not be required to mitigate his damages. The termination compensation in this Section 5(f) shall be paid only if the Executive and the Company each executes a termination agreement releasing all legally waivable claims of each other arising from the Executive's employment.

                (g) Termination and Benefits upon a Change in Control. In the event of a Change in Control, as defined in this Section 5(g), then in lieu of the Severance Payment contained in Section 5(f) hereof, if the Executive is terminated without Cause or the Executive terminates his employment for Good Reason within the twelve (12) month period immediately following a Change in Control, the Company shall pay to the Executive a lump sum amount equal to: (x) two (2) times the Executive's highest annual salary paid during the last two (2) years immediately preceding the date of termination, plus (y) two (2) times the highest annual bonus paid to the Executive while employed by the Company, provided, however, in the event of a Change in Control of the Company prior to the receipt by Executive of a bonus, a bonus of $125,000.00 shall be imputed for the purposes of computing the Payment as defined in this paragraph, minus applicable withholding and authorized salary reductions, if any (the "Payment"). In the event that the excise tax relating to "parachute payments" under Section 280G of the Code applies to the Payment, then the Company shall pay the Executive an additional payment in an amount such that, after payment of federal income taxes (but not the excise tax) on such additional payment, the Executive retains an amount equal to the excise tax originally imposed on the Payment. The Executive shall also be entitled to receive the Additional Benefits. "Change of Control" means or shall be deemed to have occurred if and when: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Company; (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange
Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, or (b) any "person: or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the surviving or resulting Person; (iii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company assets (either in one transaction or a series of related transactions); (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination by the Board of Directors for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the liquidation or dissolution of the Company.

                (h) Survival. Notwithstanding the termination of this Agreement under this Section 5, the provisions of Sections 7 and 8 of this Agreement, and all other provisions hereof which by their terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

        6. Consent and Waiver by Third Parties. The Executive hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

        7. Confidential Information. The Executive acknowledges that in the course of his employment with the Company, he has received and will receive access to confidential information of a special and unique value concerning the Company and its business, including, without limitation, trade secrets, know-how, lists of customers, employee records, books and records relating to operations, costs or providing service and equipment, operating and maintenance costs, pricing criteria and other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "information") which the Company desires to protect. The Executive acknowledges that such information is confidential and the protection of such confidential information against unauthorized use or disclosure is of critical importance to the Company. The Executive agrees that the will not reveal such information to any one outside the Company. The Executive further agrees that during the term of this Agreement and thereafter he will not use or disclose such information. Upon termination of his employment hereunder, the Executive shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 7, and the Executive agrees that all such materials will at all times remain the property of the Company. The obligation of confidentiality, non-use and non-disclosure of know-how set forth in this Section 7 shall not extend to know-how (i) which was in the public domain prior to disclosure by the disclosing party, (ii) which comes into the public domain other than through a breach of this Agreement, (iii) which is disclosed to the Executive after the termination of this Agreement by a third party having legitimate possession thereof and the unrestricted right to make such disclosure, or (iv) which is necessarily disclosed in the course of the Executive's performance of his duties to the Company as contemplated in this Agreement. The agreements in this Section 7 shall survive the termination of this Agreement.

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

        8. No Solicitation. To support the agreements contained in Section 7 hereof, from the date hereof and for a period twelve (12) months after the Executive's employment with the Company is terminated for any reason, the Executive shall not, either directly or indirectly, through any person, firm, association or corporation with which the Executive is now or may hereafter become associated, (i) hire, employ, solicit or engage any then current employee of the Company or its affiliates, or (ii) use in any competition, solicitation or marketing effort any information as to which the Executive has a duty of confidential treatment under paragraph 7 above, unless agreed to by the Company.

        9. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three days from the date mailed, postage prepaid, by certified mail, return receipt requested, or by facsimile if addressed to the respective parties as follows:

                If to the Executive:    Daniel P. Foley
                                        83 Williamsburg
                                        Houston, Texas 77024

                If to the Company:      Bellwether Exploration Company
                                        1331 Lamar, Suite 1455
                                        Houston, Texas 77010-3039
                                        Attn: Douglas G. Manner, Chief Executive
                                        Officer

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

        10. Specific Performance. The Executive acknowledges that a remedy at law for any breach or attempted breach of Section 7 or 8 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such a breach or attempted breach, and further agrees to waive any requirement of the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

        11. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 11. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Compensation Committee of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all the terms of the understandings between the parties with reference to the subject matter set forth herein and may be amended only by an instrument in writing signed by both parties.

        12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

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        13.     Severability. In case of one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        14. Arbitration. In the event that a dispute or controversy should arise between the Executive and the Company as to the meaning or application of any provision, term or condition of this Agreement, such dispute or controversy shall be settled by binding arbitration in Houston, Texas and for said purpose each of the parties hereto hereby expressly consents to such arbitration in such place. Such arbitration shall be conducted in accordance with the existing rules and regulations of the American Arbitration Association governing commercial transactions. The expense of the arbitrator shall be borne by the Company.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                                        COMPANY:

                                        BELLWETHER EXPLORATION COMPANY


                                        By: /s/ Douglas G. Manner
                                           -----------------------------------
                                           Douglas G. Manner, Chairman of the
                                           Board and Chief Executive Officer

                                        EXECUTIVE:


                                        /s/ Daniel Foley
                                        --------------------------------------
                                        Daniel Foley

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